Exhibit 99

Form 4 Joint Filer Information

Name:                                 Marc Geller

Address:                              c/o MGVF III, Ltd.
                                          777 Post Oak Blvd., Ste. 250
                                          Houston, TX 77056

Designated Filer:                 MGVF III, Ltd.

Issuer & Tickler Symbol:      HemoSense, Inc. (HEM)

Date of Event
Requiring Statement:          7/01/05

Signature:                          By: /s/ MARC GELLER